Exhibit 21

SUBSIDIARIES OF REGISTRANT

AMSEC Corporation

AMSEC LLC

AMSEC Subsidiary Holding Corp.

ANXeBusiness Corp.

AOT Holding Corp.

Bull, Inc.

Campus Point Realty Corporation

Eagan, McAllister Associates, Inc.

EAI Corporation

e-Banc Holding Corp.

Energy & Environmental Solutions, LLC

Hicks & Associates, Inc.

InQuirion Pty Limited

JMD Development Corporation

Machinexpert Holding Corp.

Planning Consultants, Incorporated

SAIC (Bermuda) Ltd.

SAIC Engineering, Inc.

SAIC Engineering of North Carolina, Inc.

SAIC Engineering of Ohio, Inc.

SAIC Europe Limited

SAIC-Frederick, Inc.

SAIC Global Technology Corporation

SAIC, Inc.

SAIC Japan Ltd.

SAIC Limited

SAIC Merger Sub, Inc.

SAIC No.2 Pty Limited

SAIC Pty Limited

SAIC Services, Inc.

SAIC Venture Capital Corporation

Science Applications International (Barbados) Corporation

Science Applications International Corporation (SAIC Canada)

Science Applications International, Europe S.A.R.L.

Science Applications International Germany GmbH

VCC CA Holdings Corp., Inc.

VCC Triton Holding Corp.